Exhibit 10.11

AGREEMENT

This Agreement dated as of April 5, 2005 (this “Agreement”) is made and entered into by and between U.S. Concrete, Inc., a Delaware corporation (the “Company”), and Cesar Monroy (“Employee”).

PRELIMINARY STATEMENT

The Company has granted to Employee 7,000 shares of common stock, par value $0.001 per share, of the Company (the “Awarded Shares”) pursuant to the award agreement attached hereto as Exhibit A (the “Award Agreement”), which was authorized and approved by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Awarded Shares were not awarded pursuant to any plan that has heretofore been approved by the stockholders of the Company.

The premises on which the Company granted Employee the Awarded Shares were based on an administrative oversight in that the number of Awarded Shares, taken together with similar awards of shares to other employees of the Company (all such awards of shares and the Awarded Shares, collectively, the “Shares Subject to Ratification”) exceeded the maximum number of shares of Common Stock available for such awards pursuant to the de minimis exception available under Nasdaq Marketplace Rule 4350(i)(A), as in effect at the times such awards were made.

At the 2005 annual meeting of stockholders of the Company (the “2005 Annual Meeting”), the Company will request that its stockholders approve a proposal to ratify the awards and issuances of all the Shares Subject to Ratification (the “Proposal”). The Committee has indicated that, following the 2005 Annual Meeting, if the stockholders approve the Proposal at the 2005 Annual Meeting, the Committee currently intends to ratify the grant of the Shares Subject to Ratification, including the Awarded Shares, and any and all associated award agreements (such Committee action, the “Ratification”).

The parties hereto have concluded that it is in their respective best interests that: (1) pending the stockholder vote on the Proposal at the 2005 Annual Meeting, Employee will enter into the lockup arrangements and other restrictions this Agreement provides; and (2) if the stockholders of the Company do not approve the Proposal at the 2005 Annual Meeting, (a) the Award Agreement will be rescinded by this Agreement, effective as of the adjournment of the 2005 Annual Meeting, and (b) Employee will return to the Company, and the Company will cancel, all the Awarded Shares.

NOW, THEREFORE, in consideration of the premises and agreements this Agreement contains and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the undersigned hereby agree as follows:

1. Lockup Agreement and Other Restrictions and Limitations. Until the occurrence of both the requisite stockholder vote approving the Proposal at the 2005 Annual Meeting (in accordance with the Company’s Bylaws, as currently in effect) and the Ratification, Employee: (a) will not, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any of the Awarded Shares or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Awarded Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; (b) will not be entitled to vote any of the Awarded Shares on any matter that may be submitted to a vote of the Company’s stockholders; and (c) will not be entitled to receive any dividends on, or any distribution with respect to, any of the Awarded Shares. In furtherance of the foregoing, the Company and its transfer agent, American Stock Transfer & Trust Company, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Section 1. Employee hereby irrevocably authorizes the Company to direct American Stock Transfer & Trust Company to make or cause to be effected appropriate book entries to return the Awarded Shares to the Company under Section 2 hereof.

2. Rescission of Awards; Return of the Awarded Shares. If the Company does not receive the requisite stockholder vote to approve the Proposal at the 2005 Annual Meeting (in accordance with the Company’s Bylaws, as currently in effect), then, effective as of the adjournment of the 2005 Annual Meeting: (a) the awards of the Awarded Shares will be rescinded; (b) the issuance of the Awarded Shares will be rescinded and the Awarded Shares will cease to be outstanding for any and all purposes; and (c) at the direction of the Company, American Stock Transfer & Trust Company will make the book entries necessary to reflect the rescission of the issuance of the Awarded Shares. If the award and issuance of the Awarded Shares are rescinded as provided in the first sentence of this Section 2, then the Company, through the Committee, intends to provide other compensation to the Participant to replace the Awarded Shares.

3. Releases. Employee (a) permanently waives any rights he may have under any Award Agreement or any other agreement relating to the Awarded Shares and (b) unconditionally and irrevocably releases and forever discharges, to the fullest extent permitted by applicable law, the Company and each of its officers, directors, employees, agents, affiliates, representatives and counsel (collectively, the “Released Parties”) from any and all debts, liabilities, obligations, claims, demands, actions or causes of action, suits, judgments or controversies of any kind whatsoever (collectively, “Claims”) against the Released Parties, or any of them, that arise out of or are based on any act or failure to act (including any act or failure to act that constitutes ordinary or gross negligence or reckless or willful, wanton misconduct), misrepresentation, omission, transaction, fact, event or other matter relating to the original grant of any of the Awarded Shares (including any inducement to remain in the employment of the Company or any of its subsidiaries), the rescission of the award of the Awarded Shares, or any past, present or future breach or alleged breach of the Award Agreement (whether based on any right of action at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued). Employee further agrees not to file or bring any litigation or institute any other proceeding before any court or other governmental authority or arbitrator on the basis of or respecting any Claim concerning any of the foregoing matters against any Released Party.

4. Representations and Warranties of Employee. Employee represents and warrants to the Company as follows:

(a) Authority. Employee has the legal capacity and all requisite power and authority to enter into this Agreement and to consummate the agreements and release contemplated hereby. Employee: (i) acknowledges that he fully comprehends and understands all the terms of this Agreement and their legal effects; and (ii) expressly represents and warrants that (A) he has executed this Agreement voluntarily and without reliance on any statement or representation of the Company or any of its representatives and (B) he had the opportunity to consult with an attorney of his choice regarding this Agreement.

(b) Enforceability. This Agreement has been executed and delivered by Employee and constitutes his legal, valid and binding obligation, enforceable against him in accordance with the terms hereof, except as that enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether that enforceability is considered in a proceeding at law or in equity).

5. Entire Agreement; Successors and Assigns; Amendments and Waivers. This Agreement is intended by the parties hereto as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter to which this Agreement relates. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter. This Agreement shall be binding on each of the parties hereto, and their respective heirs, executors, administrators, successors and assigns, and shall inure to the benefit of Employee and the Company and each of the other Released Parties, and their respective heirs, executors, administrators, successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer on any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The provisions of this Agreement may not be amended, modified or supplemented except by an instrument in writing signed by each of the parties hereto. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by any party of the breach of any term or condition contained in this Agreement in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any breach, or a waiver of the breach of any other term or condition contained herein.

6. Further Assurances. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary under applicable laws, and execute and deliver such documents and other papers as may be required to carry out the provisions of this Agreement, and to consummate, perform and make effective the agreements and release contemplated hereby.

7. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any of the provisions hereof.

8. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to any conflicts of law provisions thereof that would cause the laws of any other jurisdiction to apply.

10. Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such manner as to be valid, legal and enforceable, but so as to most nearly retain the intent of the parties hereto as expressed herein; and if such a modification is not possible, that provision will be severed from this Agreement; and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

/s/ Cesar Monroy
EMPLOYEE

U.S. CONCRETE, INC.

/s/ Vincent D. Foster
Vincent D. Foster
Chairman of the Board of Directors